Exhibit 99.1

INVESTOR CONTACT: Adam Dabrowski (847) 720-1688 Adam.Dabrowski@usfoods.com	MEDIA CONTACT: Sara Matheu (847) 720-2392 Sara.Matheu@usfoods.com

US FOODS ANNOUNCES SECONDARY PUBLIC OFFERING OF COMMON STOCK AND CONCURRENT SHARE REPURCHASE

ROSEMONT, Ill.—May 23, 2023—US Foods Holding Corp. (NYSE:USFD) (“US Foods”) today announced the commencement of an underwritten registered secondary offering of 17,425,053 shares of its common stock by KKR Fresh Holdings L.P. (the “Selling Stockholder”), substantially all of which will consist of common stock issuable upon the conversion of 371,044 shares of its Series A Convertible Preferred Stock held by the Selling Stockholder. US Foods will not receive any proceeds from the sale of its common stock by the Selling Stockholder in the offering.

Morgan Stanley is acting as the sole underwriter for the offering.

In addition, US Foods intends to repurchase approximately $150,000,000 of the shares of common stock being offered in the offering at the same per share price to be paid by the underwriter to the Selling Stockholder in the offering, inclusive of underwriting discounts and commissions (the “Concurrent Share Repurchase”). The Concurrent Share Repurchase is conditioned upon the completion of the offering and therefore there can be no assurance that the Concurrent Share Repurchase will be completed. The offering is not conditioned upon the completion of the Concurrent Share Repurchase.

The offering will be made only by means of an effective registration statement, a prospectus supplement and an accompanying prospectus. US Foods has filed a registration statement (including a base prospectus) on Form S-3 and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”), for the offering to which this communication relates. The registration statement automatically became effective on May 5, 2021. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents US Foods has filed with the SEC for more complete information about US Foods and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the prospectus supplement relating to the offering may be obtained by contacting: Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

About US Foods

With a promise to help its customers Make It, US Foods is one of America’s great food companies and a leading foodservice distributor, partnering with approximately 250,000 restaurants and foodservice operators to help their businesses succeed. With 70 broadline locations and more than 85 cash and carry stores, US Foods and its 29,000 associates provides its customers with a broad and innovative food offering and a comprehensive suite of e-commerce, technology and business solutions. US Foods is headquartered in Rosemont, Ill.

Forward-Looking Statements

Statements in this press release which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions (although not all forward-looking statements may contain such words) and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results, and there are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: economic factors affecting consumer confidence and discretionary spending and reducing the consumption of food prepared away from home; cost inflation/deflation, rising interest rates and volatile commodity costs; competition; reliance on third-party suppliers and interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; changes in consumer eating habits; cost and pricing structures; the impact of climate change or measures implemented to address climate change; impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets; changes to or failure to comply with applicable governmental regulations; product recalls and product liability claims; our reputation in the industry; labor relations and increased labor costs and continued access to qualified and diverse labor; our level of indebtedness and restrictions under agreements governing our indebtedness; interest rate increases; the replacement of London Interbank Offered Rate (“LIBOR”) with an alternative reference rate and the relative immaturity of any such replacement standard; disruption of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; risks associated with intellectual property, including potential infringement; effective integration of acquired businesses; KKR’s interests may not align with our other shareholders; the impact of activist shareholders; changes in tax laws and regulations and resolution of tax disputes; limitations related to our governing documents; risks to the health and safety of our associates and others; adverse judgments or settlements resulting from litigation; extreme weather conditions, natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses; and management of retirement benefits and pension obligations.